EXHIBIT NO. 23.1


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Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of Sun Bancorp, Inc. on Form S-3 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


     /s/Deloitte & Touche LLP
     --------------------------
     Deloitte & Touche LLP
     Philadelphia, Pennsylvania

     August 24, 1998